EXHIBIT 32.2

Certification of Chief Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Report”) of BBV Vietnam S.E.A. Acquisition Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Eric M. Zachs, President (Principal Financial and Accounting Officer) of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Eric M. Zachs
Name:	Eric M. Zachs
Title:	President
(principal executive officer and
principal financial and accounting officer)

Date: May 15, 2008